UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2016

Marin Software Incorporated

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35838	20-4647180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Mission Street, 27th Floor San Francisco, California 94105		94105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 399-2580

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On December 27, 2016, Marin Software Incorporated (“Marin Software”), Marin Software Limited, a Marin Software subsidiary and company registered under the laws of England and Wales, and Marin Software Limited, a Marin Software subsidiary and company incorporated in Ireland, terminated that certain Second Amended and Restated Loan and Security Agreement with Silicon Valley Bank dated July 23, 2015, as subsequently amended on February 19, 2016 (the “Loan Agreement”), in accordance with the terms of the Loan Agreement. The Loan Agreement provided for a revolving credit facility of up to the lesser of $20 million or 80% of Marin Software’s eligible accounts receivable. A full description of the Loan Agreement can be found under Item 1.01 of the Current Report on Form 8-K filed by Marin Software with the Securities and Exchange Commission on July 24, 2015 and is incorporated herein by reference.

No amounts were outstanding under the Loan Agreement as of the date of termination. The Loan Agreement was terminated because Marin Software determined the Loan Agreement was no longer necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Marin Software Incorporated

Date: December 28, 2016	By:	/s/ Catriona M. Fallon
Catriona M. Fallon
EVP, Chief Financial Officer

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